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                                                                     EXHIBIT 4.1
                                                                     -----------


                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------


     This Amendment is dated as of December 10, 1998, to the Rights Agreement, dated as of November 25, 1998, (the "Rights Agreement"), between Citation Corporation, a Delaware corporation (the "Company"), and The Bank of New York, as rights agent (the "Rights Agent").

     Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with such Section 27. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

     1. The Rights Agreement is hereby amended by deleting Section 1(a) thereof in its entirety and inserting in lieu thereof the following new Section 1(a):

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that if the Board of Directors of the Company determines in
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good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently, and if such Person as promptly as practicable divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the shares of Common Stock then outstanding, provided, however, that if
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a Person shall become the Beneficial Owner of 15% or more of the shares of
Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional shares of Common Stock such Person does not own 15% or more of the shares of Common Stock then outstanding. In addition, notwithstanding the foregoing, no Person who or which on November 25, 1998 was the Direct Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or the Indirect
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Beneficial Owner of 15% or more of the shares of Common Stock then outstanding
(or the Beneficial Owner of 15% or more of such shares by any combination of Direct or Indirect Beneficial Ownership) shall be an "Acquiring Person" as the result of such Direct or Indirect Beneficial Ownership as of such date; provided
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however, (x) if such Person shall thereafter become the Beneficial Owner of any
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additional shares of Common Stock then such Person shall be deemed to be an
"Acquiring Person" unless upon the consummation of the acquisition of such additional shares such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, or (y) if such Person shall thereafter convert such Person=s ownership of any shares held as an Indirect Beneficial Owner into shares held as a Direct Beneficial Owner, then such Person shall be deemed to be an "Acquiring Person" unless upon the conversion from Indirect Beneficial Ownership to Direct Beneficial Ownership such Person is not then the Direct Beneficial Owner of 15% or more of the shares of Common Stock then outstanding. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. For all purposes of determining whether a Person is an "Acquiring Person" under this Section 1(a), any securities issued or issuable, or any securities that may be acquired upon the exercise of options or warrants granted, on or after November 25, 1998 pursuant to any employee benefit plan, including benefit plans for non-employee directors, of the Company or any Subsidiary of the Company or any employment agreement, arrangement or other understanding between the Company or any Subsidiary of the Company and any Person or any of such Person=s Affiliates or Associates shall not be included as shares Beneficially Owned by such Person.

2. The Rights Agreement is hereby amended by deleting Section 1(c)(ii) thereof in its entirety and inserting in lieu thereof the following new Section 1(c)(ii):

     (ii) which such Person or any of such Person's Affiliates or Associates has
(A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be
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deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, or (z) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person=s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that
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(notwithstanding Section 1(c)(i) above) a Person shall not be deemed the
Beneficial Owner of, or to beneficially own, any security by reason of any agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed and attested, all as of the date first above written.


Attest:                               CITATION CORPORATION



By  /s/ Stanley B. Atkins              By  /s/ Frederick F. Sommer
    ----------------------                 ------------------------
Name: Stanley B. Atkins:               Name: Frederick F. Sommer
Title: Vice President and              Title: President and CEO
       Corporate Secretary

WITNESS:                               THE BANK OF NEW YORK



By:  /s/ John Sivertsen                 By  /s/ Ralph Chianese
     ---------------------                  -----------------------
Name:  John Sivertsen                   Name: Ralph Chianese
Title:  Vice President                  Title: Vice President

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